ACCOUNTING SERVICES AGREEMENT


         AGREEMENT dated as of , 1997 between The New York State Opportunity Funds, a Massachusetts business trust (the "Trust"), and MGF Service Corp. ("MGF"), an Ohio corporation.

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust wishes to employ the services of MGF to provide the Trust with certain accounting and pricing services; and

         WHEREAS, MGF wishes to provide such services under the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and MGF agree as follows:

         1.       APPOINTMENT.

                  The Trust hereby appoints and employs MGF as agent to perform those services described in this Agreement for the Trust. MGF shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

         2.       CALCULATION OF NET ASSET VALUE.

                  MGF will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. MGF will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment advisor and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, MGF may contract with, and rely upon market quotations provided by, outside services.

         3.       BOOKS AND RECORDS.

                  MGF will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. MGF will maintain such further books and records as are necessary




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to enable it to perform its duties under this Agreement, and will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of each series of the Trust. MGF will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended, and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act. The retention of such records shall be at the expense of the Trust.

         All of the records prepared and maintained by MGF pursuant to this
Section 3 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust at the Trust's expense, and MGF shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust.

         4.       PAYMENT OF TRUST EXPENSES.

                  MGF shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, MGF shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of MGF and mailed to the appropriate party.

         5.       FORM N-SAR.

                  MGF shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

         6.       COOPERATION WITH ACCOUNTANTS.

                  MGF shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

         7.       FURTHER ACTIONS.

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.



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         8.       FEES.

                  For the performance of the services under this Agreement, each series of the Trust shall pay MGF a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to MGF on the last business day of such month. The Trust shall also promptly reimburse MGF for the cost of external pricing services utilized by MGF.

         9.       COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

                  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require MGF to perform any services for the Trust which services could cause MGF to be deemed an "investment advisor" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by MGF, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

         10.      REFERENCES TO MGF.

                  The Trust shall not circulate any printed matter which contains any reference to MGF without the prior written approval of MGF, excepting solely such printed matter as merely identifies MGF as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to MGF in draft form, allowing sufficient time for review by MGF and its counsel prior to any deadline for printing.

         11.      EQUIPMENT FAILURES.

                   MGF shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. MGF shall have no liability with respect to equipment failures beyond its control.

         12.      INDEMNIFICATION OF MGF.

         A. MGF may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither MGF nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the

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Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of MGF under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of MGF under this Agreement.

         B. Any person, even though also a director, officer, employee, shareholder, or agent of MGF, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of MGF or any of its affiliates, even though paid by one of those entities.

         C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless MGF, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which MGF may sustain or incur or which may be asserted against MGF by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by MGF in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by MGF in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of MGF or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         13.      TERMINATION.

                  A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by MGF, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's

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trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

                  B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to MGF such compensation as may be due as of the date of such termination, and shall likewise reimburse MGF for any out-of-pocket expenses and disbursements reasonably incurred by MGF to such date.

                  C. In the event that in connection with the termination of this Agreement a successor to any of MGF's duties or responsibilities under this Agreement is designated by the Trust by written notice to MGF, MGF shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by MGF under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from MGF's cognizant personnel in the establishment of books, records and other data by such successor.

         14.      SERVICES FOR OTHERS.

                  Nothing in this Agreement shall prevent MGF or any affiliated person (as defined in the 1940 Act) of MGF from providing services for any other person, firm or corporation (including other investment companies); provided, however, that MGF expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         15.      LIMITATION OF LIABILITY.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

         16.      SEVERABILITY.

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.


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         17.      QUESTIONS OF INTERPRETATION.

                  This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         18.      NOTICES.

                  All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:         The New York State Opportunity Funds
                          4605 E. Genesee Street
                          DeWitt, New York 13214
                          Attention: Gregg A. Kidd

    To MGF:               MGF Service Corp.
                          312 Walnut Street, 21st Floor
                          Cincinnati, Ohio   45202
                          Attention:  Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 18. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         19.      AMENDMENT.

                  This Agreement may not be amended or modified except by a written agreement executed by both parties.



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         20.      BINDING EFFECT.

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         21.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22.      FORCE MAJEURE.

                  If MGF shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         23.      MISCELLANEOUS.

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE NEW YORK STATE OPPORTUNITY FUNDS


                                        By:_____________________________
                                        Its: President



                                        MGF SERVICE CORP.


                                        By:_____________________________
                                        Its: President


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                                                                 Schedule A



                                  COMPENSATION


         The New York Equity Fund will pay MGF a monthly fee, according to the average net assets of such Fund during such month, as follows:


     Monthly Fee                 Average Net Assets During Month

       $2,000                              $0 - $ 50,000,000
       $2,500                     $50,000,000 - $100,000,000
       $3,000                    $100,000,000 - $200,000,000
       $4,000                            Over - $200,000,000





















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